Exhibit 11

                                POWER OF ATTORNEY

THIS POWER OF ATTORNEY is given by REUTERS HOLDINGS SWITZERLAND SA (the "Company"), whose registered office is at 153 Route Thonon, 1245
Collonge-Bellerive, Switzerland WITNESSES as follows:

1.       APPOINTMENT

                     The Company appoints STEPHEN P. LEHMAN, currently of Reuters America Inc., 3 Times Square, 20th Floor, New York, New York, 10036 (referred to as the "Attorney"), to be its Attorney with authority to do on its behalf the acts and things specified in clause 2.

2.       AUTHORITY

                     The Attorney has authority in the name and on behalf of the Company and on such terms and conditions as may seem expedient to do the acts and things specified below:

(a) File form time to time Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934 (the "Act") and Schedules 13D and 13G under Sections l3(d) and 13(g) of the Act each regarding SAVVIS Communications Corporation, a Delaware corporation, and required to be filed by the Company with the United States Securities and Exchange Commission; and

(b) to do appropriate acts and things to give effect to or to further the actions contemplated by or referred to in paragraph (a) above.

3.       INDEMNITY

                     The Company agrees to ratify whatever the Attorney shall lawfully do or cause to be done by virtue of this power of attorney and to indemnify the Attorney against all expenses, losses and liabilities incurred by the Attorney when acting in pursuance of this power of attorney, except such as arise in consequence of his negligence, wilful default or bad faith.

4.       MISCELLANEOUS

                     This power of attorney shall:

         (i) have effect from the date hereof which is (or is deemed to be) the effective date of entry into force of it and the Company agrees to ratify and confirm all and any acts and things lawfully done by the Attorney on behalf of the Company as from such effective date;

         (ii) be binding and conclusive in favour of all third parties who shall not have received notice of its revocation;

         (iii) lapse automatically on the earlier of (a) the date on which the Attorney ceases to be employed by Reuters Group; (b) revocation by written act of the Company; and (c) 31 December 2001;

         (iv)     not be changed orally; and

         (v) be construed and interpreted according to the laws of Switzerland.


IN WITNESS WHEREOF the Company has duly executed this Power on the 10th day of May 2001.


SIGNED BY

/s/ Jean-Claude Marchand
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Jean-Claude Marchand
duly authorised for and on behalf of
REUTERS HOLDINGS SWITZERLAND SA